UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): July 18, 2007

MSTI Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-136592	26-0240347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259-263 Goffle Road Hawthorne, New Jersey	07506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 304-6080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 18, 2007, our wholly-owned operating subsidiary, Microwave Satellite Technologies, Inc. (“MSTI”), acquired substantially all of the assets of Newport Telecommunications Co., a New Jersey general partnership (“NTC”), relating to NTC’s business of providing broadband internet and telephone services to customers at certain residential and commercial properties in the development known as Newport in Jersey City, New Jersey (the “Acquisition”).

The total consideration paid in the Acquisition was $2,550,000, consisting of (i) 866,856 unregistered shares of Telkonet, Inc. (the “Telkonet Common Stock”), equal to $1,530,000 (based on the average closing prices for Telkonet Common Stock for the ten trading days immediately prior to the closing date), and (ii) $1,020,000 in cash, subject to adjustments. The total consideration will be increased or decreased depending on the number of subscriber accounts acquired in the Acquisition that were in good standing at that time. The number will be determined within 120 days of the closing of the Acquisition. The stock certificates representing the Telkonet Common Stock, and $510,000 of the cash consideration were paid to U.S. Bank National Association, as escrow agent, to be released after the final determination of the number of subscriber accounts in good standing acquired in the Acquisition. In connection with the Acquisition, we have agreed to either (a) pay Telkonet, Inc. $1,530,000 in cash or (b) issue to Telkonet, Inc. unregistered shares of our common stock equal to $1,530,000 (based at a price per share of our common stock equal to the lesser of (i) the closing price for our common stock on the day of the issuance of the shares of common stock to Telkonet, Inc. and (ii) $1.00 per share) as consideration for Telkonet, Inc.’s issuance of the Telkonet Common Stock to NTC.

Item 8.01 Other Events.

On July 23, 2007, we issued a press release announcing the Acquisition.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

In accordance with Item 9.01(a)(4), the financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Form 8-K no later than October 3, 2007, the 71st calendar day after the required filing date for this Current Report.

(b) Pro Forma Financial Statements.

In accordance with Item 9.01(b)(2), the pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Form 8-K no later than October 3, 2007, the 71st calendar day after the required filing date for this Current Report.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated July 16, 2007, by and among Microwave Satellite Technologies, Inc., Newport Telecommunications Co. and Telkonet, Inc.

10.2	Escrow Agreement, dated July 16, 2007, by and among Microwave Satellite Technologies, Inc., Newport Telecommunications Co. and U.S. Bank National Association

99.1	Press Release, dated July 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 24, 2007
MSTI Holdings, Inc.

	By:	/s/ Frank T. Matarazzo
Frank T. Matarazzo
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated July 16, 2007, by and among Microwave Satellite Technologies, Inc., Newport Telecommunications Co. and Telkonet, Inc.

10.2	Escrow Agreement, dated July 16, 2007, by and among Microwave Satellite Technologies, Inc., Newport Telecommunications Co. and U.S. Bank National Association

99.1	Press Release, dated July 23, 2007